Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

DMINT, Inc.

1120 Avenue of the Americas

Fourth Floor

New York, NY 10036

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 19, 2024, relating to the consolidated financial statements of DMINT, Inc. as of and for the year ended December 31, 2023, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Mac Accounting Group & CPAs, LLP

Midvale, Utah

February 10, 2025